CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of our report dated March 21, 2022, of SOS Hydration, Inc. relating to the audit of the financial statements for the periods ending December 31, 2021 and 2020 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

September 28, 2022